UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On April 28, 2011, pursuant to the recommendation of our Governance and Nominating Committee, our Board of Directors appointed the Honorable Tommy G. Thompson, former Secretary of the US Department of Health & Human Services and Governor of Wisconsin  to serve as an independent member on our Board of Directors.

In connection with his services as a director, Mr. Thompson will be entitled to the customary compensatory arrangements for our outside directors.  In addition, on April 29, 2011, Mr. Thompson was granted an option to purchase twenty-one thousand (21,000) shares of our common stock pursuant to the terms of our 2004 Equity Incentive Plan, at an exercise price per share of $7.51, which was the fair market value of our common stock on the date of grant.  The option vests fifty percent (50%) on April 29, 2012 with the remaining options vesting in equal monthly installments over the subsequent year thereafter, subject to Mr. Thompson’s continued service to the Company.  On April 29, 2011, Mr. Thompson was also granted 21,000 shares of restricted stock pursuant to the terms of our 2004 Equity Incentive Plan.  The restricted stock vests fifty percent (50%) on April 29, 2012 and fifty percent (50%) on April 29, 2013, subject to Mr. Thompson’s continued service to the Company.

Mr. Thompson, age 69, has been a partner in the law firm of Akin Gump Strauss Hauer & Feld since March 2005.  Mr. Thompson held the position as Secretary of the U.S Department of Health and Human Services, and was Governor of the State of Wisconsin for four terms.  Currently, Mr. Thompson serves as Chairman of the Board of Logistics Health, Inc., and serves as a director on the boards of C.R. Bard, CareView Communications, Inc., Centene Corporation, and United Therapeutics Corporation.  Previously, he served as Chairman of the Board of AGA Medical Corporation, the National Governors’ Association, the Education Commission of the States, and the Midwestern Governors’ Conference. Mr. Thompson received both his B.S. and his J.D. from the University of Wisconsin-Madison and also served in the Wisconsin National Guard and the Army Reserve.

Mr. Thompson has not as of yet been appointed to serve on any of the Committees of our Board.

A copy of the press release announcing Mr. Thompson’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: May 3, 2011	By:	/s/ Mark E. Saad
Mark E. Saad
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 3, 2011